UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2007
THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 440-461-5000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10A
EX-10B

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) The following matters relating to the compensation of named executive officers for 2006 and 2007, and related compensation plans, were decided by either the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Progressive Corporation (the “Company”), or by the full Board, at their respective meetings on February 2 and 3, 2007.
          Certification of Bonus Payments for 2006 to Named Executive Officers. The 2006 bonuses for the named executive officers listed below under The Progressive Corporation 2004 Executive Bonus Plan (“2004 Executive Bonus Plan”) were tied to the growth and profitability of the “Core Business”, which was defined for 2006 to include the Drive (Agency), Direct and Commercial Auto businesses, weighted according to the net earned premiums for each business during the year. The Committee certified the 2006 performance results for the Drive, Direct and Commercial Auto businesses, and thus for the Core Business as a whole. As a result of these certifications and the bonus calculations required by the 2004 Executive Bonus Plan, cash bonuses for 2006 will be paid as follows:

		2006 Bonus
Name*	Title	Payment**
Glenn M. Renwick	President and Chief Executive Officer	$1,327,500
W. Thomas Forrester	Vice President and Chief Financial Officer	$590,003
Brian J. Passell	Claims Group President	$498,777

*	Alan Bauer and Robert Williams, who were named executive officers in our 2006 Proxy Statement, separated from the Company during 2006 and did not earn a bonus.

**	For a discussion of the Company’s 2004 Executive Bonus Plan, see the Company’s Proxy Statement dated March 11, 2004, Item 3, at pp. 30-36. For a description of the performance criteria used to determine the bonuses for 2006, see the Company’s Current Report on Form 8-K filed on February 9, 2006.
          2007 Executive Bonus Plan. The Committee approved The Progressive Corporation 2007 Executive Bonus Plan (the “2007 Executive Bonus Plan”), a copy of which is attached hereto as Exhibit 10(A). The 2007 Executive Bonus Plan remains subject to approval by shareholders at the Company’s Annual Meeting of Shareholders in April 2007. The 2007 Executive Bonus Plan is substantially similar to the 2004 Executive Bonus Plan, with the following significant changes:
•	The 2007 plan includes an expanded list of performance criteria that may be used by the Committee to define objective bonus standards for each year; and

•	The 2007 plan includes a “recoupment” provision, which provides a right of the Company to require the return of cash bonuses (or portions of bonuses) if they were paid based on incorrect financial or operating results that are later restated.
The 2007 Executive Bonus Plan will be submitted to shareholders for approval at our Annual Meeting of Shareholders in April 2007. Accordingly, our 2007 Proxy Statement will include a more detailed summary of this plan.

          2007 Salary and Variable Compensation Targets for Named Executive Officers. The Committee determined that the salary and variable compensation targets for 2007 for the Company’s named executive officers, as set forth in our 2006 Proxy Statement, will be as follows:

		2007 Potential Cash			2007 Restricted
		Bonus Range**			Stock Grant
	2007	(% of Salary)			Target***
Name*	Salary	Minimum	Target	Maximum	(% of Salary)
Glenn M. Renwick	$750,000	0%	150%	300%	1000%
Brian J. Passell	$440,000	0%	100%	200%	200%

*	Mr. Forrester, as previously announced, is scheduled to retire from the position of CFO in the first quarter of 2007, and the Committee made no new decisions concerning his compensation. Accordingly, his salary will be unchanged (at his 2006 annual rate of $500,000) while he remains as CFO, he will not participate in the 2007 Executive Bonus Plan, and no future equity awards will be made to him.

**	See below for the performance criteria and other procedures that will be used to determine the actual cash bonuses in 2007.

***	The figure shown for each executive, when multiplied by his salary, represents the aggregate dollar value on the date of grant of restricted shares that will be awarded to the listed named executive officers under The Progressive Corporation 2003 Incentive Plan (as amended, see below). The awards are expected to be divided equally between time-based awards and performance-based awards of restricted stock.
          2007 Bonus Criteria. For 2007 cash bonuses, the Committee decided to use the 2007 Executive Bonus Plan, although this determination is subject to the approval of that plan by shareholders. The Committee defined the “Core Business” for 2007 to include the Drive, Direct, Commercial Auto and Special Lines businesses, and determined that each of the named executive officers listed above would earn 100% of their 2007 bonus as a result of the performance of the Core Business.
The performance of each of the Drive, Direct, Commercial Auto and Special Lines businesses will be determined by comparing actual profitability and growth results for 2007 against performance standards approved by the Committee, using the following criteria:
•	Profitability will be measured using the combined ratio for the business unit (or a defined portion of the business unit), determined in accordance with generally accepted accounting principles.

•	Growth will be measured using standards for each business unit (or a defined portion of a business unit) based on policies in force (or “PIFs”, the number of policies that are in effect at any given time).
Pursuant to the 2007 Executive Bonus Plan, a performance score for each business will be determined for 2007 based on actual results for the year, using the performance criteria set forth above and objective standards approved by the Committee for each business unit. The performance scores for each of the business units will then be combined, with each business unit’s results being weighted according to its net premiums earned as compared with the net premiums earned for the entire Core Business. The result of this calculation will be a performance factor from between 0.0 and 2.0, resulting in a cash bonus within the range set forth in the table above. A performance factor of 1.0 will result in the “target” value set forth in the table.
As mentioned above, additional details about the 2007 Executive Bonus Plan, and the performance criteria and related procedures that have been adopted by the Committee for 2007, will be included in the Company’s 2007 Proxy Statement.
          Amendment to Equity Plan. The Board of Directors approved the First Amendment (the “First Amendment”) to The Progressive Corporation 2003 Incentive Plan (“2003 Incentive Plan”), which is the plan under which the Company currently makes restricted stock awards to named executive officers, other executive officers and other senior level employees of the Company. The First Amendment, which is attached hereto as Exhibit 10(B), includes several modifications to the original plan, as follows:
•	Expanding the list of “performance goals” which can be utilized by the Committee under the plan to define the vesting criteria for performance-based restricted stock awards. This change is subject to shareholder approval, and additional details will accordingly be presented in the Company’s 2007 Proxy Statement for our Annual Meeting in April. These changes will become effective immediately upon approval by shareholders. The remaining provisions discussed below will not require shareholder approval and will go into effect at the time described.

•	Beginning with awards made in March 2007, holders of restricted stock will not receive dividend payments at the time those payments are made to other shareholders. Instead, the dividend payments will be retained by the Company and will be paid to the holder (with interest) only if the restricted shares vest. If the restricted shares are forfeited for any reason, the deferred dividends (and interest) relating to those shares will likewise be forfeited.

•	For all awards from March 2008 and thereafter, a “qualified retirement” will be defined to occur when the employee is 55 years or older and has 15 years of service with the Company or more. If an employee retires under a “qualifying retirement” under our plans, he or she is entitled to retain a specified portion of unvested restricted stock awards that have been previously granted. The rule governing awards made prior to March 2008 will continue to be 55 years of age, and the total of age plus years of service must equal 70 or more.

•	The definition of “Potential Change in Control” has been modified to delete a section that would permit automatic vesting of restricted stock awards, and cash payouts of equal value, in the event that shareholders approve an agreement for a transaction that, if consummated, would constitute a “Change in Control”, as defined in the plan, but without regard to whether or not the transaction is ultimately consummated. This revision will become effective for awards made in or after March 2007.

•	A “recoupment” section has been added to the plan, which provides a right of the Company to compel the return of performance-based restricted stock awards, or their dollar equivalent, if those awards vested on the basis of incorrect financial or operating results that are later restated. This provision also applies to awards made in or after March 2007.
Item 9.01 Financial Statements and Exhibits.
(c)      Exhibits
          See exhibit index on page 6.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 8, 2007

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.
Under Reg.	Form 8-K
S-K Item 601	Exhibit No.	Description

(10)	10(A)	The Progressive Corporation 2007 Executive Bonus Plan

(10)	10(B)	First Amendment to The Progressive Corporation 2003 Incentive Plan